UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

Voltari Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-55419	90-0933943
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 W. 26th Street

Suite 415

New York, NY 10001

(Address of Principal Executive Offices, including Zip Code)

(212) 388-5500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 29, 2016, in connection with Voltari Corporation’s (the “Company”) ongoing implementation of its previously disclosed transformation plan, the employment of Aaron Epstein, President of the Company, was terminated. In connection with Mr. Epstein’s termination, the Company entered into a separation agreement and release with Mr. Epstein (the “Separation Agreement”), dated as of July 29, 2016. Pursuant to the terms of the Separation Agreement and consistent with the terms of Mr. Epstein’s employment offer letter, dated May 1, 2015, Mr. Epstein will receive an amount equal to one half of his annualized base salary and Mr. Epstein has agreed to a general release of the Company from any and all claims arising out of his employment with the Company or the termination thereof (other than claims arising pursuant to the Separation Agreement). Mr. Epstein will remain subject to certain non-disclosure and non-solicitation covenants.

The foregoing description of the Separation Agreement does not purport to be complete and it is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release by and between Voltari Corporation and Aaron Epstein dated July 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTARI CORPORATION

Date: August 2, 2016	By:	/s/ Kenneth Goldmann
Kenneth Goldmann Chief Administrative and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and Release by and between Voltari Corporation and Aaron Epstein dated July 29, 2016.